Exhibit 10.28
                       First Amendment to Lease Agreement


This First Amendment to Lease Agreement (the "Amendment") is made and entered into as of November 21, 2001, by and between AMB PARTNERS II, L.P., a Delaware limited partnership ("Landlord"), and COST-U-LESS, INC., a Washington corporation ("Tenant"), with reference to the following facts.


                                    Recitals

A. AMB PROPERTY, L.P., a Delaware Limited Partnership (hereinafter "Original Landlord") and Tenant have entered into that certain Lease Agreement dated as of November 12, 1999 (hereinafter the "Lease") for the leasing of certain premises consisting of approximately 81,225 rentable square feet located at 2055 Burroughs Avenue, San Leandro, California (hereinafter the "Original Premises") as such Original Premises are more fully described in the Lease.

B. In connection with the transfer by Original Landlord to AMB PARTNERS II, L.P., a Delaware limited partnership (hereinafter "Landlord") of certain real property of which the Original Premises is a part, Original Landlord transferred all of its rights, title and interest in, to and under the Lease to Landlord and Landlord assumed the obligations of Original Landlord under the Lease.

C. Landlord and Tenant now wish to amend the Lease to provide for, among other things, the reduction of the Original Premises by approximately 25,000 rentable square feet, plus the portion of the Yard Area adjacent to the Surrendered Premises, as hereinafter defined, located at 2055 Burroughs Avenue, Unit B, San Leandro, California (the "Surrendered Premises"). The Surrendered Premises is depicted on the site plan attached hereto and made a part hereof as Exhibit A-1, all upon and subject to each of the terms, conditions, and provisions set forth herein.


NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

     2. Premises:

          2.1 Effective February 1, 2002 (the "SP Commencement Date"), the remaining Premises shall consist of approximately 56,225 rentable square feet, plus the portion of the Yard Area adjacent to the Remaining Premises, as hereinafter defined, located at 2055 Burroughs Avenue, Unit B, San Leandro, California (hereinafter, the "Remaining Premises").

          2.2 Accordingly, from and after the SP Commencement Date, all references in this Amendment and in the Lease to the term "Premises" shall mean and refer to the Remaining Premises. Landlord and Tenant hereby agree that for purposes of the Lease, from and after the SP Commencement Date, the rentable square footage area of the Remaining Premises shall be conclusively deemed to be approximately 56,225 rentable square feet. In addition to the foregoing, it is the parties express intention that the Term of the Lease shall remain as specified in the Lease.

          2.3 Tenant acknowledges that, prior to the SP Commencement Date, Landlord will: a) upgrade the fire protection system in the Surrendered Premises, and b) separate the electrical service and construct a full-height wall in order to demise the Surrendered Premises from the Remaining Premises (collectively, the "Improvements"). Tenant agrees to fully cooperate with Landlord and its agents to facilitate the completion of the Improvements, and Tenant's obligation to pay Rent on the Original Premises shall continue until the actual SP Commencement Date.

     3. Base Rent: The Lease is hereby modified to provide that from and after the SP Commencement Date, the monthly Base Rent payable by Tenant to Landlord, in accordance with the provisions of Section 1.4 of the Lease shall be as follows:

          ======================================================================
          Period                                       Monthly Base Rent
          ======================================================================
          February 1, 2002 - January 31, 2003         $22,480.00 ($.3998/sf)
          ----------------------------------------------------------------------
          February 1, 2003 - January 31, 2004         $23,042.00 ($.4098/sf)
          ----------------------------------------------------------------------
          February 1, 2004 - January 31, 2005         $23,604.00 ($.4198/sf)
          ----------------------------------------------------------------------
          February 1, 2005 - January 31, 2006         $24,167.00 ($.4298/sf)
          ----------------------------------------------------------------------
          February 1, 2006 - January 31, 2007         $24,729.00 ($.4398/sf)
          ======================================================================


     4. Condition of the Surrendered Premises: Subject to the provisions of
Section 2 above, on the SP Commencement Date, Tenant shall deliver to Landlord possession of the Surrendered Premises in broom clean condition, in good repair and with all doors and electrical systems functioning and in good condition.

     5. Tenant's Share of Operating Expenses: As of the SP Commencement Date, the Lease shall be modified to provide that Tenant's Share of Operating Expenses (as defined in the Basic Lease Information and Section 1.5 of the Lease) shall be decreased to 46.38%.

     6. Conditions as to the Validity of this Amendment: The validity of this Amendment is wholly conditioned upon Landlord's receipt of a fully executed Lease Agreement by and between the Landlord and Calstar Installations, Inc., a California subchapter S corporation, dated November 21, 2001 for the Surrendered Premises.

     7. Yard Area: As of the SP Commencement Date, the Lease shall be modified to provide that Tenant's Yard Area shall be decreased to the area adjacent to the Remaining Premises as shown on Exhibit A-1 hereto.


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     8. Brokers: Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment. If Tenant has dealt with any person, real estate broker or agent with respect to this Amendment, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys' fees and costs.

     9. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

     10. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

     11. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

     12. Incorporation: The terms and provisions of the Lease are hereby incorporated in this Amendment.


IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

Tenant:

COST-U-LESS, INC.,
a Washington corporation

By:      /s/ J. Jeffrey Meder

Its:     President

Date:    November 27, 2001


By:
         --------------------------------------------

Its:
         --------------------------------------------

Date:
         --------------------------------------------

Landlord:

AMB PARTNERS II, L.P.,
a Delaware limited partnership

By:      AMB PROPERTY, L.P.,
         a Delaware limited partnership,
Its:     General Partner

         By:      AMB PROPERTY CORPORATION,
                  a Maryland corporation,
         Its:     General Partner

                  By:      /s/ Daniel L. Anderson
                           ----------------------
                           Daniel L. Anderson

                  Its:     Vice President

Date:    11/30/01


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                                   EXHIBIT A-1


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